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    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                                          FOR THE SIX MONTHS
                                                                                            ENDED MARCH 31,
                                                                                        1997              1996
                                                                                        ----              ----
Fixed charges (excluding interest on deposits):

Interest on Borrowings..............................................................  $   6,427      $   1,998
Rent (33%)..........................................................................        245            140
                                                                                      ---------      ---------
     Total fixed charges............................................................      6,717          7,138

Income before income taxes and extraordinary items..................................      5,707          2,591
                                                                                      ---------      ---------
     Earnings.......................................................................  $  12,424      $   9,729
                                                                                      =========      =========

Total fixed charges.................................................................  $   6,717      $   7,138
Preferred stock dividends on a pretax basis.........................................      2,337          1,729
                                                                                      ---------      ---------
     Combined fixed charges and preferred stock dividends...........................  $   9,054      $   8,867
                                                                                      =========      =========

Ratio of earnings to combined fix charges
     and preferred stock dividends..................................................     1.37:1         1.10:1
                                                                                      =========      =========
Fixed charges (including interest on deposits):

Interest on Deposits................................................................  $  20,769      $   9,032
Interest on Borrowings..............................................................      6,472          6,998
Rent (33%)..........................................................................        245            140
                                                                                      ---------      ---------
     Total fixed charges............................................................     27,488         16,170

Income before income taxes and extraordinary items..................................      5,707          2,591
                                                                                      ---------      ---------
     Earnings.......................................................................  $  33,193      $  18,761
                                                                                      =========      =========

Total fixed charges.................................................................  $  27,486      $  16,170
Preferred stock dividends on a pretax basis.........................................      2,337          1,729
                                                                                      ---------      ---------
     Combined fixed charges and preferred stock dividends...........................  $  29,823      $  17,899
                                                                                      =========      =========

Ratio of earnings to combined fixed charges
     an preferred stock dividends...................................................     1.11:1         1.05:1
                                                                                      =========      =========
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